Exhibit 99.(a)(v)


                  NOTICE OF GUARANTEED DELIVERY
                               For
                           Exchange Of
  6 1/4% Convertible Subordinated Debentures Due March 15, 2001
                               Of
                      Audiovox Corporation

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept Audiovox Corporation's (the "Company") offer (the "Exchange Offer") to exchange each $1,000 principal amount of the Company's 6 1/4% Convertible Subordinated Debentures due March 15, 2001 (the "Convertible Debentures") into 165 shares of the Company's Class A Common Stock, par value $.01 per share ("Class A Common Stock"), if (a) certificates representing the Convertible Debentures are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined), or
(c) time will not permit the Convertible Debentures and all other required documents to reach the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Offering Circular dated October 18, 1996 of the Company (as the same may be amended or supplemented from time to time, the "Offering Circular").

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 19, 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). EXCHANGES OF 6 1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE MARCH 15, 2001 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                               To:
   CONTINENTAL STOCK TRANSFER & TRUST COMPANY, EXCHANGE AGENT

             By Mail, By Hand or Overnight Delivery:
         c/o Continental Stock Transfer & Trust Company
                    Two Broadway, 19th Floor
                     New York, New York  10004

              Attention:  Reorganization Department


                          By Facsimile:
                         (212) 509-5150

                          Phone Number
                   (212) 509-4000  Ext. 227

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX,
OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID
DELIVERY.


     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The undersigned hereby tender(s) to Audiovox Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Convertible Debentures set forth below, pursuant to the guaranteed delivery procedures set forth in the Offering Circular under the heading "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery."

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                    PLEASE SIGN AND COMPLETE


Signature(s) of Registered     Address(es):
Holder(s) or                               --------------------

Authorized Signatory:

----------------------------   --------------------------------

----------------------------   --------------------------------
Name(s) of Registered
Holder(s):


                               Area Code and Telephone No.:
----------------------------

----------------------------   --------------------------------

                               If Convertible Debentures will be
----------------------------   delivered by book-entry transfer,
                               check box below:

Principal Amount of
Convertible Debentures
Tendered:


                               / /   The Depository Trust Company
----------------------------
Certificate No(s). of
  Convertible Debentures
  (if available):


                               Trust Company
----------------------------


                               Account No.:
----------------------------               ---------------------


Date:
      ----------------------

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Convertible Debentures exactly as their name(s) appear(s) on the certificates representing such Convertible Debentures or on a security position listing as the owner(s) of the Convertible Debentures, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                     PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
        ---------------------------------------------------------
-----------------------------------------------------------------
Capacity:
         --------------------------------------------------------
-----------------------------------------------------------------
Address(es):
             ----------------------------------------------------
-----------------------------------------------------------------

Do not send Convertible Debentures with this form.  Convertible
Debentures should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal.

                            GUARANTEE
            (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Convertible Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Convertible Debentures into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Offering Circular under the heading "The Exchange Offer -- Procedures for Tendering -- Book-Entry Transfer"), and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

Name of Firm:
             -----------------------   -------------------------
                                        Authorized Signature
Address:                               Name:
        ----------------------------        --------------------
------------------------------------   Title:
                                              ------------------

Area Code and Telephone No.:
                            ---------

Date:
      -------------------------------


     DO NOT SEND CONVERTIBLE DEBENTURES WITH THIS FORM. ACTUAL
SURRENDER OF CONVERTIBLE DEBENTURES MUST BE MADE PURSUANT TO, AND
BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED
LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.